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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-73476) and related Prospectus of American Airlines, Inc. for the registration and exchange of $1,253,516,652 of Pass Through Certificates and to the incorporation by reference therein of our reports dated January 16, 2001, except for Note 13, for which the date is March 19, 2001, with respect to the consolidated financial statements and schedule of American Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
December 19, 2001